Exhibit 99

INVESTOR CONTACT:
William Prate
Senior Director, Investor Relations
william.prate@tennantco.com
763-540-1547

Tennant Company Reports 2021 First-Quarter Results and Raises Full-Year Guidance

●	Net sales of $263.3 million, increase of 3.1 percent organically

●	First-quarter net income of $25.7 million, or $1.37 diluted earnings per share; adjusted diluted EPS of $1.17 per share

●	Adjusted EBITDA of $40.7 million, or 15.5 percent of sales

●	Company raises 2021 guidance for net sales, adjusted EBITDA and EPS

MINNEAPOLIS, May 4, 2021—Tennant Company (“Tennant”) (NYSE: TNC), a world leader in the design, manufacture and marketing of solutions that help create a cleaner, safer and healthier world, today reported its first-quarter results for 2021. First quarter net sales totaled $263.3 million, representing a year-over-year increase of 3.1 percent on an organic basis, with growth across all regions. Net income for the first quarter of 2021 was $25.7 million, or $1.37 per diluted share, compared with $5.2 million, or $0.28 per diluted share, in the year-ago period. Adjusted diluted earnings per share, which exclude certain non-operational items and amortization expense, were $1.17, compared with $0.57 in the first quarter of 2020. Excluding non-operational items, adjusted earnings before interest, taxes, depreciation and amortization (EBITDA) for the first quarter of 2021 were $40.7 million, or 15.5 percent of sales, compared with $26.1 million, or 10.4 percent of sales, in the year-ago period. In the first quarter of 2021, cash flow from operations provided $18.4 million, compared to $8.7 million in the prior-year first quarter. (See the Supplemental Non-GAAP Financial Table.)

“Tennant’s strong first-quarter performance exceeded our expectations thanks in large part to increasing demand and bolstered by our actions in managing costs and cash flow,” said Dave Huml, Tennant Company’s President and Chief Executive Officer. “At the same time, we have positioned Tennant to ramp up quickly as markets began to recover from the pandemic-related slowdown. The team’s tremendous efforts in meeting the operational challenges of the past year, our prudent expense management, and our unwavering commitment to our long-term growth strategy produced solid, bottom-line results. While we have not yet reached pre-pandemic sales levels, we achieved organic growth in all regions and remain optimistic for the year ahead.”

"I'm proud of the resilience and commitment our Tennant team has demonstrated since the onset of the pandemic. In 2020, we maintained investments and resourcing across a broad number of initiatives, including product development, operations and simplifying our product offering, all of which are designed to better help meet the needs of our customers. Going forward, we will continue to execute against our enterprise strategy and will provide our customers with innovative products and superior service to maintain our industry leadership," said Huml.

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Page 2 – Tennant Company Reports 2021 First-Quarter Results and Raises Full-Year Guidance

First-Quarter Revenue

In the first quarter of 2021, Tennant’s consolidated net sales of $263.3 million were up 4.4 percent over the same period last year, or 3.1 percent on an organic basis, including a favorable foreign-currency effect of 3.0 percent and a divestiture impact of -1.7 percent.

●

Americas – Sales in the Americas declined 3.0 percent, reflecting the divestiture of the Company’s coatings business and the foreign currency impact, which impacted results by -2.6 percent and -0.8 percent, respectively. Organically, the region grew 0.4 percent, driven by solid growth in direct and distribution sales channels in North America, along with growth in Brazil. Sales for strategic accounts were down from the year-ago period due to the lapping of large orders in Q1 of 2020.

●

Europe, the Middle East, and Africa (EMEA) – Sales in EMEA increased 12.4 percent, or 2.3 percent organically, driven by performance in France, Italy and Germany, while also benefiting from a foreign-currency effect of 10.1 percent. Pandemic-related restrictions continued to have an impact in some markets, particularly in the United Kingdom and Central and Eastern Europe, the Middle East and Africa (CEEMEA).

●

Asia-Pacific (APAC) – Sales in APAC rose 40.6 percent, or 31.8 percent organically, reflecting organic growth across all countries, product categories and channels, as the region recovered strongly from the pandemic-related slowdowns of 2020. Results during the quarter were also favorably impacted by 8.8 percent of foreign currency effect.

First-Quarter Profitability Measures

●

Gross Margin – Gross margin in the first quarter of 2021 was 43.0 percent, compared with 40.8 percent in the year-ago period. Adjusted gross margins during the first quarter of 2021 and 2020 were 43.0 percent and 41.5 percent, respectively, primarily reflecting increased productivity, product mix and actions related to the Company’s enterprise strategy, including pricing and cost-reduction initiatives, which more than offset commodity and freight cost pressures.

●

Net Income/Adjusted EBITDA – Net income increased to $25.7 million, or $1.37 per diluted share, compared with $5.2 million, or $0.28 per diluted share, in the year-ago period. Adjusted earnings per diluted share, excluding non-operational items and amortization expense, were $1.17 compared with $0.57 in the year-ago period. Adjusted EBITDA in the first quarter of 2021 increased to $40.7 million, or 15.5 percent of sales, compared with $26.1 million, or 10.4 percent of sales, in the first quarter of 2020. Adjusted results within the quarter excluded the gain on sale from the divestiture of our Coatings business.

Cash Flow, Capital Allocation and Liquidity

During the first quarter of 2021, Tennant generated $18.4 million in cash flow from operations, primarily driven by strong business performance. As of March 31, 2021, the Company had $175.2 million in cash and cash equivalents. Subsequent to the end of the quarter, the Company restructured its existing credit agreement to optimize its debt structure and enhance its flexibility, while reducing future interest expense.

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Page 3 – Tennant Company Reports 2021 First-Quarter Results and Raises Full-Year Guidance

2021 Business Outlook

“We were very pleased with our performance in the second half of 2020 and the momentum we experienced coming into this year,” said Huml. “While we continue to navigate through existing market conditions, we are encouraged by our outperformance in the first quarter of 2021. We are optimistic that this represents the beginning of a market recovery and are confident in our ability to continue to execute against our strategic initiatives. We have taken this into account in raising our full-year guidance.”

For 2021, Tennant provides the following updated guidance:

●	Net sales of $1.090 billion to $1.110 billion, reflecting organic sales growth of 9 to 11 percent;
●	Full-year reported GAAP earnings in the range of $3.45 to $3.85 per diluted share;
●	Adjusted EPS of $4.10 to $4.50 per diluted share, which excludes certain non-operational items and amortization expense;
●	Adjusted EBITDA of $140 million to $150 million;
●	Capital expenditures of $20 to $25 million; and
●	An adjusted effective tax rate of approximately 20 percent, which excludes the amortization expense adjustment.

Conference Call

Tennant will host a conference call to discuss its 2021 first-quarter results today, May 4, 2021, at 10 a.m. Central Time (11 a.m. Eastern Time). The conference call and accompanying slides will be available via webcast on Tennant's investor website. To listen to the call live and view the slide presentation, go to investors.tennantco.com and click on the link at the bottom of the home page. A taped replay of the conference call, with slides, will be available at investors.tennantco.com.

Company Profile

Founded in 1870, Tennant Company (TNC), headquartered in Minneapolis, Minnesota, is a world leader in designing, manufacturing and marketing solutions that empower customers to achieve quality cleaning performance, reduce their environmental impact and help create a cleaner, safer, healthier world. Its products include equipment for maintaining surfaces in industrial, commercial and outdoor environments; detergent-free and other sustainable cleaning technologies; and cleaning tools and supplies. Tennant's global field service network is the most extensive in the industry. Tennant Company had sales of $1.0 billion in 2020 and has approximately 4,300 employees. Tennant has manufacturing operations throughout the world and sells products directly in 15 countries and through distributors in more than 100 countries. For more information, visit www.tennantco.com and www.ipcworldwide.com. The Tennant Company logo and other trademarks designated with the symbol “®” are trademarks of Tennant Company registered in the United States and/or other countries.

Forward-Looking Statements

Certain statements contained in this document are considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act. These statements do not relate to strictly historical or current facts and provide current expectations or forecasts of future events. Any such expectations or forecasts of future events are subject to a variety of factors. These include factors that affect all businesses operating in a global market as well as matters specific to us and the markets we serve. Particular risks and uncertainties presently facing us include: geopolitical and economic uncertainty throughout the world; uncertainty surrounding the impacts and duration of the COVID-19 pandemic; our ability to comply with global laws and regulations; our ability to adapt to customer pricing sensitivities; the competition in our business; fluctuations in the cost, quality or availability of raw materials and purchased components; our ability to adjust pricing to respond to cost pressures; unforeseen product liability claims or product quality issues; our ability to attract, retain and develop key personnel and create effective succession planning strategies; our ability to effectively develop and manage strategic planning and growth processes and the related operational plans; our ability to successfully upgrade and evolve our information technology systems; our ability to successfully protect our information technology systems from cybersecurity risks; the occurrence of a significant business interruption; our ability to maintain the health and safety of our workers; our ability to integrate acquisitions; and our ability to develop and commercialize new innovative products and services.

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Page 4 – Tennant Company Reports 2021 First-Quarter Results and Raises Full-Year Guidance

We caution that forward-looking statements must be considered carefully and that actual results may differ in material ways due to risks and uncertainties both known and unknown. Information about factors that could materially affect our results can be found in our 2020 Form 10-K. Shareholders, potential investors and other readers are urged to consider these factors in evaluating forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements.

We undertake no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law. Investors are advised to consult any further disclosures by us in our filings with the Securities and Exchange Commission and in other written statements on related subjects. It is not possible to anticipate or foresee all risk factors, and investors should not consider any list of such factors to be an exhaustive or complete list of all risks or uncertainties.

Non-GAAP Financial Measures

This news release and the related conference call include presentation of Non-GAAP measures that include or exclude special items of a nonrecurring and/or non-operational nature (hereinafter referred to as “special items”). Management believes that the Non-GAAP measures provide useful information to investors regarding the Company’s results of operations and financial condition because they permit a more meaningful comparison and understanding of Tennant Company’s operating performance for the current, past or future periods. Management uses these Non-GAAP measures to monitor and evaluate ongoing operating results and trends and to gain an understanding of the comparative operating performance of the Company.

We believe that disclosing Gross Profit – as adjusted, Gross Margin – as adjusted, Selling and Administrative Expense – as adjusted, Selling and Administrative Expense as a percent of Net Sales – as adjusted, Operating Income – as adjusted, Operating Margin – as adjusted, Income Before Taxes – as adjusted, Income Tax Expense – as adjusted, Net Income Attributable to Tennant Company – as adjusted, Net Income Attributable to Tennant Company per Share – as adjusted, Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) – as adjusted, and EBITDA Margin – as adjusted (collectively, the “Non-GAAP Measures”), excluding the impacts from special items, is useful to investors as a measure of operating performance. We use these as one measure to monitor and evaluate operating performance. The Non-GAAP measures are financial measures that do not reflect United States Generally Accepted Accounting Principles (GAAP). We calculate Gross Profit – as adjusted and Gross Margin – as adjusted by adding back the discontinuation of product lines. We calculate Selling and Administrative Expense – as adjusted, and Selling and Administrative Expense as a percent of Net Sales – as adjusted by adding back restructuring charges recorded in S&A, and a gain on sale of business. We calculate Operating Income – as adjusted and Operating Margin – as adjusted by adding back the pre-tax effect of the discontinuation of product lines, restructuring charges, and a gain on sale of business. We calculate Income Before Taxes – as adjusted by adding back the pre-tax effect of the discontinuation of product lines, restructuring charges, a gain on sale of business and amortization expense. We calculate Income Tax Expense – as adjusted by adding back the tax effect of the discontinuation of product lines, restructuring charges, a gain on sale of business and amortization expense. We calculate Net Income Attributable to Tennant Company – as adjusted by adding back the after-tax effect of the discontinuation of product lines, restructuring charges, a gain on sale of business and amortization expense. We calculate Net Income Attributable to Tennant Company per Share – as adjusted by adding back the after-tax effect of the discontinuation of product lines, restructuring charges, a gain on sale of business and amortization expense and dividing the result by the diluted weighted average shares outstanding. We calculate EBITDA – as adjusted by adding back the pre-tax effect of the discontinuation of product lines, restructuring charges, a gain on sale of business, Interest Income, Interest Expense, Income Tax Expense, Depreciation Expense and Amortization Expense to Net Income Including Noncontrolling Interest – as reported. We calculate EBITDA Margin – as adjusted by dividing EBITDA – as adjusted by Net Sales.

Investors should consider these Non-GAAP financial measures in addition to, not as a substitute for, or better than, financial measures prepared in accordance with GAAP. Reconciliations of the components of these measures to the most directly comparable GAAP financial measures are included in the Supplemental Non-GAAP Financial Table to this earnings release.

FINANCIAL TABLES FOLLOW

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Page 5 – Tennant Company Reports 2021 First-Quarter Results and Raises Full-Year Guidance

TENNANT COMPANY

CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

(In millions, except shares and per share data)	Three Months Ended
	March 31
	2021	2020
Net Sales	$263.3	$252.1
Cost of Sales	150.0	149.3
Gross Profit	113.3	102.8
Gross Margin	43.0%	40.8%
Operating Expense:
Research and Development Expense	7.4	7.4
Selling and Administrative Expense(1)	69.6	81.0
Total Operating Expense	77.0	88.4
Operating Income	36.3	14.4
Operating Margin	13.8%	5.7%
Other Income (Expense):
Interest Income	0.7	0.9
Interest Expense	(4.6)	(5.1)
Net Foreign Currency Transaction Gain (Loss)	0.5	(4.1)
Other Income, Net	0.1	0.2
Total Other Expense, Net	(3.3)	(8.1)
Income Before Taxes	33.0	6.3
Income Tax Expense	7.3	1.1
Net Income Including Noncontrolling Interest	25.7	5.2
Net Income Attributable to Tennant Company	$25.7	$5.2

Net Income Attributable to Tennant Company per Share:
Basic	$1.39	$0.28
Diluted	$1.37	$0.28

Weighted Average Shares Outstanding:
Basic	18,456,079	18,286,816
Diluted	18,831,423	18,666,238

(1) Includes $9.8 million gain on sale of the Coatings business.

GEOGRAPHICAL NET SALES(2) (Unaudited)

	Three Months Ended
	March 31
	2021	2020	%
Americas	$157.8	$162.6	(3.0)%
Europe, Middle East and Africa	80.9	72.0	12.4%
Asia Pacific	24.6	17.5	40.6%
Total	$263.3	$252.1	4.4%

(2) Net of intercompany sales.

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Page 6 – Tennant Company Reports 2021 First-Quarter Results and Raises Full-Year Guidance

TENNANT COMPANY

CONSOLIDATED BALANCE SHEETS (Unaudited)

(In millions)	March 31	December 31
	2021	2020
ASSETS
Current Assets:
Cash, Cash Equivalents and Restricted Cash	$175.2	$141.0
Receivables:
Trade, less Allowances of $4.9 and $4.6, respectively	190.1	195.4
Other	4.5	4.5
Net Receivables	194.6	199.9
Inventories	137.5	127.7
Prepaid and Other Current Assets	23.2	25.0
Total Current Assets	530.5	493.6
Property, Plant and Equipment	425.6	437.5
Accumulated Depreciation	(254.7)	(252.0)
Property, Plant and Equipment, Net	170.9	185.5
Operating Lease Assets	43.3	44.5
Goodwill	199.2	207.8
Intangible Assets, Net	114.6	126.2
Other Assets	22.3	25.0
Total Assets	$1,080.8	$1,082.6

LIABILITIES AND TOTAL EQUITY
Current Liabilities:
Current Portion of Long-Term Debt	$36.4	$10.9
Accounts Payable	104.8	106.3
Employee Compensation and Benefits	49.0	53.7
Other Current Liabilities	87.0	83.4
Total Current Liabilities	277.2	254.3
Long-Term Liabilities:
Long-Term Debt	271.9	297.6
Long-Term Operating Lease Liabilities	27.7	28.7
Employee-Related Benefits	17.5	17.9
Deferred Income Taxes	33.8	39.1
Other Liabilities	31.3	38.9
Total Long-Term Liabilities	382.2	422.2
Total Liabilities	659.4	676.5
Equity:
Common Stock	7.0	6.9
Additional Paid-In Capital	59.1	54.7
Retained Earnings	384.8	363.3
Accumulated Other Comprehensive Loss	(30.8)	(20.1)
Total Tennant Company Shareholders’ Equity	420.1	404.8
Noncontrolling Interest	1.3	1.3
Total Equity	421.4	406.1
Total Liabilities and Total Equity	$1,080.8	$1,082.6

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Page 7 – Tennant Company Reports 2021 First-Quarter Results and Raises Full-Year Guidance

TENNANT COMPANY

CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

	Three Months Ended
(In millions)	March 31
	2021	2020
OPERATING ACTIVITIES
Net Income Including Noncontrolling Interest	$25.7	$5.2
Adjustments to Reconcile Net Income to Net Cash Provided by Operating Activities:
Depreciation	8.3	8.1
Amortization of Intangible Assets	5.3	5.0
Deferred Income Taxes	(1.5)	(2.5)
Share-Based Compensation Expense	3.1	2.8
Allowance for Doubtful Accounts and Returns	0.6	0.1
Gain on Sale of Business	(9.8)	—
Other, Net	1.4	0.7
Changes in Operating Assets and Liabilities:
Receivables, Net	(0.7)	15.9
Inventories	(18.3)	(11.6)
Accounts Payable	3.2	4.3
Employee Compensation and Benefits	(5.7)	(20.8)
Other Current Liabilities	5.6	2.6
Other Assets and Liabilities	1.2	(1.1)
Net Cash Provided by Operating Activities	18.4	8.7
INVESTING ACTIVITIES
Purchases of Property, Plant and Equipment	(4.8)	(12.4)
Proceeds from Disposals of Property, Plant and Equipment	—	0.1
Proceeds from Sale of Business, Net of Cash Divested	24.7	—
Purchase of Intangible Assets	(0.1)	(0.1)
Net Cash Provided by (Used in) Investing Activities	19.8	(12.4)
FINANCING ACTIVITIES
Proceeds from Borrowings	—	125.0
Repayments of Debt	(0.2)	(0.3)
Contingent Consideration Payment	(0.5)	—
Change in Finance Lease Obligations	—	(0.1)
Proceeds from Issuance of Common Stock	3.1	2.4
Dividends Paid	(4.2)	(4.0)
Net Cash (Used in) Provided by Financing Activities	(1.8)	123.0
Effect of Exchange Rate Changes on Cash, Cash Equivalents and Restricted Cash	(2.2)	(1.8)
Net Increase in Cash, Cash Equivalents and Restricted Cash	34.2	117.5
Cash, Cash Equivalents and Restricted Cash at Beginning of Period	141.0	74.6
Cash, Cash Equivalents and Restricted Cash at End of Period	$175.2	$192.1

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Page 8 – Tennant Company Reports 2021 First-Quarter Results and Raises Full-Year Guidance

TENNANT COMPANY

SUPPLEMENTAL NON-GAAP FINANCIAL TABLE

(In millions, except per share data)	Three Months Ended
	March 31
	2021	2020
Gross Profit - as reported	$113.3	$102.8
Gross Margin - as reported	43.0%	40.8%
Adjustments:
Discontinuation of Product Lines	—	1.7
Gross Profit - as adjusted	$113.3	$104.5
Gross Margin - as adjusted	43.0%	41.5%

Selling and Administrative Expense - as reported	$69.6	$81.0
Selling and Administrative Expense as a percent of Net Sales - as reported	26.4%	32.1%
Adjustments:
Restructuring Charge (S&A Expense)	—	(0.8)
Gain on Sale of Business	9.8	—
Selling and Administrative Expense - as adjusted	$79.4	$80.2
Selling and Administrative Expense as a percent of Net Sales - as adjusted	30.2%	31.8%

Operating Income - as reported	$36.3	$14.4
Operating Margin - as reported	13.8%	5.7%
Adjustments:
Discontinuation of Product Lines	—	1.7
Restructuring Charge (S&A Expense)	—	0.8
Gain on Sale of Business	(9.8)	—
Operating Income - as adjusted	$26.5	$16.9
Operating Margin - as adjusted	10.1%	6.7%

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Page 9 – Tennant Company Reports 2021 First-Quarter Results and Raises Full-Year Guidance

TENNANT COMPANY

SUPPLEMENTAL NON-GAAP FINANCIAL TABLE

(In millions, except per share data)	Three Months Ended
	March 31
	2021	2020
Income Before Taxes - as reported	$33.0	$6.3
Adjustments:
Discontinuation of Product Lines	—	1.7
Restructuring Charge (S&A Expense)	—	0.8
Amortization Expense	5.3	5.0
Gain on Sale of Business	(9.8)	—
Income Before Taxes - as adjusted	$28.5	$13.8

Income Tax Expense - as reported	$7.3	$1.1
Adjustments:
Discontinuation of Product Lines(1)	—	0.4
Restructuring Charge (S&A Expense)(1)	—	0.3
Amortization Expense(1)	1.5	1.4
Gain on Sale of Business(1)	(2.3)	—
Income Tax Expense - as adjusted	$6.5	$3.2

(1) In determining the tax impact, we applied the statutory rate in effect for each jurisdiction where income or expenses were generated.

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Page 10 – Tennant Company Reports 2021 First-Quarter Results and Raises Full-Year Guidance

TENNANT COMPANY

SUPPLEMENTAL NON-GAAP FINANCIAL TABLE

(In millions, except per share data)	Three Months Ended
	March 31
	2021	2020
Net Income Attributable to Tennant Company - as reported	$25.7	$5.2
Adjustments:
Discontinuation of Product Lines	—	1.3
Restructuring Charge (S&A Expense)	—	0.5
Amortization Expense	3.8	3.6
Gain on Sale of Business	(7.5)	—
Net Income Attributable to Tennant Company - as adjusted	$22.0	$10.6

Net Income Attributable to Tennant Company per Share - as reported:
Diluted	$1.37	$0.28
Adjustments:
Discontinuation of Product Lines	—	0.07
Restructuring Charge (S&A Expense)	—	0.03
Amortization Expense	0.19	0.19
Gain on Sale of Business	(0.40)	—
Net Income Attributable to Tennant Company per Share - as adjusted	$1.17	$0.57

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Page 11 – Tennant Company Reports 2021 First-Quarter Results and Raises Full-Year Guidance

TENNANT COMPANY

SUPPLEMENTAL NON-GAAP FINANCIAL TABLE

(In millions, except per share data)	Three Months Ended
	March 31
	2021	2020
Net Income Including Noncontrolling Interest - as reported	$25.7	$5.2
Less:
Interest Income	(0.7)	(0.9)
Interest Expense	4.6	5.1
Income Tax Expense	7.3	1.1
Depreciation Expense	8.3	8.1
Amortization Expense	5.3	5.0
Earnings Before Interest, Taxes, Depreciation & Amortization	50.5	23.6
Adjustments:
Discontinuation of Product Lines	—	1.7
Restructuring Charge (S&A Expense)	—	0.8
Gain on Sale of Business	(9.8)	—
Earnings Before Interest, Taxes, Depreciation & Amortization - as adjusted	$40.7	$26.1
EBITDA Margin - as adjusted	15.5%	10.4%

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